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                                                     New York, NY 10020

[Morgan Stanley Logo]

19 December 2003

Citigroup Global Markets Inc.
390 Greenwich Street, First Floor
New York, NY 10013

RE:  AFFORDABLE RESIDENTIAL COMMUNITIES LP $125 MILLION 3-YEAR SENIOR REVOLVING
     CREDIT FACILITY (THE "FACILITY")

Ladies and Gentlemen:

Morgan Stanley (the "Bank") is pleased to commit to Affordable Residential
Communities LP (the "Borrower" or the "Company") to provide a portion of the above referenced Facility, for which Citigroup Global Markets Inc. and Merrill
Lynch & Co. will act as Joint Lead Arrangers and Joint Book Running Managers.
Citicorp North America will act as Administrative Agent and Merrill Lynch & Co.
as Syndication Agent, in the aggregate amount provided below and substantially on the terms and conditions set forth in the Summary of Terms and Conditions attached to the Confidential Information Memorandum dated November, 2003. Our proposed offered commitment amount ("Offered Commitment Amount") is $15.0 million.

The Bank acknowledges that it has, independently and without reliance upon
Citigroup Global Markets Inc. and Merrill Lynch & Co. (together, the
"Arrangers") or any of their affiliates, or any other bank, and based on the financial statements of Affordable Residential Communities LP, Affordable
Residential Communities, Inc. and their affiliates and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this commitment.

The Bank also acknowledges that entering into the Facility is subject to satisfactory documentation substantially on the terms and conditions set forth in the Summary of Terms and conditions. The Arrangers, or any of their affiliates, shall have no liability or responsibility to the Bank if such
Facility is not entered into.

The Bank understands and agrees that the proposed Offered Commitment Amount is subject to acceptance by Affordable Residential Communities LP and the
Arrangers, that the Offered Commitment Amount may be reduced by Affordable
Residential Communities LP and the Arrangers, and that the Arrangers will notify the Bank by January 12, 2004, or such other date as selected by Affordable
Residential Communities LP and the Arrangers, of the amount of the Bank's accepted commitment ("Allocated Commitment").

Very truly yours,

/s/ Steven Stern
Steven Stern
Managing Director